                                                                 Exhibit 10(q)


                                       TXU
                       SPLIT-DOLLAR LIFE INSURANCE PROGRAM


SECTION 1.        PURPOSE
                  -------

1.1      Purpose. The TXU Split-Dollar Life Insurance Program (the "Plan") was
         -------
         established effective July 1, 1995, was amended and restated effective August 1, 1997, May 12, 2000, and August 17, 2001, and is hereby amended and restated effective December 31, 2003. The purpose of the Plan is to provide eligible executives of Participating Employers with insurance on the life of each such executive in recognition of the contributions of such executives to the Company and for the purpose of continuing to maintain a competitive level of benefits. This Plan is designed as an "unfunded or insured welfare" plan maintained by the Company "for the purpose of providing benefits for a select group of management or highly compensated employees" and, therefore, is designed to be exempt from the reporting and disclosure requirements of Part 1 of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). Regulation Section 2520.104-24 of the Department of Labor.

SECTION 2.        DEFINITIONS

2.1      Definitions.  Whenever used hereinafter, the following terms shall
         -----------
         have the meanings set forth below:

         (a)      "AIP Award" means the award provided under the TXU Annual
                  -----------
                  Incentive Plan.

         (b)      "Beneficiary" means the person or persons designated by the
                  -------------
                  Participant to receive the Benefit payable from the Policy upon the death of the Participant.

         (c)      "Benefit" means the benefits payable to a Participant, under
                  --------
                  the terms of the Plan from the Policy of life insurance issued on the life of the Participant pursuant to Section 5.1 hereof.

         (d)      "Board of Directors" means the Board of Directors of the
                  --------------------
                  Company.

         (e)      "Business Unit" means a subsidiary, division or operating unit
                  ---------------
                  of the Company designated by the Chief Executive of the Company which will focus on its own unique products, services and markets.

         (f)      "Change in  Control"  means a change in control of the
                  --------------------
                  Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner (as defined in Rule 13-d3 under the Exchange

                  Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"); or
                  (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or
                  (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; or (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or other business combination transaction pursuant to which the Company is not the surviving ultimate parent entity; or
                  (vi) the Company is a party to a merger, consolidation, reorganization or other business combination transaction which requires the approval of the shareholders of the Company and which results in an increase of 20% or more in the number of Voting Securities outstanding. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s)of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

(g)               "Collateral Assignment" means the document assigning an
                  -----------------------
                  interest in the Policy to the Company, as set forth in Section
                  4.4 herein, a form of which document is attached as Exhibit A and incorporated herein.

(h)               "Committee" means the administrative committee contemplated in
                  -----------
                  Section 9.1 hereof whose members shall be appointed from time to time by the Board of Directors.

(i)               "Company" means TXU Corp., its successors and assigns.
                  ---------

(j)               "Compensation" means the annual rate of base salary,
                  --------------
                  calculated without regard to any deferrals, as of:
                  (i) with respect to Plan Years beginning on or prior to April 1, 2001, the June 1 immediately preceding the Plan Year; and (ii) with respect to Plan Years beginning on and after April 1, 2002, the March 1 immediately preceding the Plan Year, plus, in either case, the average of the AIP Award over the immediately preceding three-year period; provided, however, no more than the Target Award Level, as defined and provided for under the AIP will be included in such average and, in years prior to the accumulation of AIP Award data for the immediately preceding three-year period, the average shall be determined with data for such shorter period.

(k)               "Disability Plan" means the TXU Long-Term Disability Income
                  -----------------
                  Plan, or any successor plan providing long-term disability benefits and covering Participants.

(l)               "Early Termination" means any one or more of the following:
                  -------------------
                  (1) termination of employment with the Company or ceasing to meet the criteria of an Eligible Employee prior to reaching age fifty-five and obtaining fifteen years of Accredited Service (as defined in the Retirement Plan); (2) termination of employment with the Company or ceasing to meet the criteria of an Eligible Employee prior to becoming fully vested in the Benefit as set forth in Section 5.2 hereof; or (3) termination for cause, as determined, for purposes of the Plan, solely in the discretion of the Plan Administrator.

(m)               "Executive Officer" means an executive officer within the
                  -------------------
                  meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

(n)               "Eligible Employee" means: (i) for Plan Years beginning on or
                  -------------------
                  prior to April 1, 2001, an individual who is elected as a corporate officer of a Participating Employer with a title of Vice President or above; and (ii) for Plan Years beginning on and after April 1, 2002, an officer of a Participating Employer who is designated in the Company's internal records as a category A, B, or C officer as determined by the Company in its sole discretion; provided that no additional employees will become Eligible Employees or Participants in this Plan from and after December 31, 2003.
                  Individuals who become Eligible Employees will be notified of their eligibility to participate in this Plan.

(o)               "Insurer" means the insurance company or companies selected by
                  ---------
                  the Committee to issue Policies pursuant to the Participation Agreements hereunder.

(p)               "Participant" means an Eligible Employee who enters into a
                  -------------
                  Participation Agreement with the Company and whose Participation Agreement has not terminated.

(q)               "Participating Employer" means the Company and each of its
                  ------------------------
                  subsidiaries, affiliates or Business Units which are approved by the Committee for participation in the Plan. The Participating Employers, as of the date of this restatement of this Plan, are listed on Exhibit "C" attached hereto.

(r)               "Participation Agreement" or "Agreement" means the agreement
                  -------------------------
                  between the Participant and the Company for performance of obligations incident to the provision of Benefits, a form of which document is attached as Exhibit B and incorporated herein. The form of the Participation Agreement may be changed from time to time by the Committee.

(s)               "Plan Administrator" means the person(s) or entities appointed
                  --------------------
                  to assist the Committee in carrying out the operations of the Plan.

(t)               "Plan Retirement Date" means April 1 immediately following the
                  ----------------------
                  Participant's attainment of age sixty-five.

(u)               "Plan Year" means, with respect to Plan Years beginning on or
                  ----------
                  prior to April 1, 2001, the twelve-month period beginning April 1 and ending June 30. The Plan Year beginning April 1, 2001, shall be a short Plan Year ending on March 31, 2002, and, thereafter, Plan Year shall mean the twelve-month period beginning April 1 and ending March 31.

(v)               "Policy" and "Policies" means the policy or policies of life
                  --------     ----------
                  insurance issued pursuant to the Participation Agreements hereunder and shall include any substitutions, replacements, additional or supplemental policies. In certain interim situations, as set forth in the Participation Agreements, "Policy" means term life insurance.

(w)               "Retirement Plan" means the TXU Retirement Plan.
                  -----------------

(x)               "Trust" means the rabbi trust established by TXU Corp. to
                  -------
                  assist it in meeting its obligations under the Plan.

(y)               "Trustee" means the trustee appointed by the Committee to hold
                  ---------
                  assets of the Plan.

SECTION 3.        ELIGIBILITY
                  -----------

         Each Eligible Employee who shall not have attained the age of sixty-five may become a Participant in the Plan effective as of: (i) with respect to Plan Years beginning on or prior to July 1, 2001, the April 1 immediately following their becoming an Eligible Employee; and (ii) with respect to Plan Years beginning on and after April 1, 2002, the April 1 immediately following their becoming an Eligible Employee, in either case by executing a Participation Agreement and filing such Participation Agreement with the Plan Administrator, as evidenced in the records of the Plan Administrator. Notwithstanding the foregoing, no new Participants will be admitted under the Plan from and after December 31, 2003.

SECTION 4.        POLICIES
                  --------

4.1      Issuance. Each Participant, pursuant to the Participation Agreement,
         --------
         will take the required actions set forth in the Participation Agreement to cause a Policy to be issued by the Insurer on the life of the Participant and to be maintained in force at all times to provide the Benefits set forth herein.

4.2      Ownership. Subject to the Collateral Assignment of the Policy to the
         ---------
         Company, each Participant or such Participant's designee shall be the owner of the Policy ("Owner") on such Participant's life issued pursuant to the applicable Participation Agreement and, as such Owner and subject to Sections 8.2 and 10.2 herein, may exercise all rights of ownership with respect to such Policy.

4.3      Payment of Premiums. All premiums on the Policies acquired pursuant to
         -------------------
         Participation Agreements hereunder shall be promptly paid by the Company when and as they become due in accordance with and subject to the applicable Participation Agreement. The Company may pay such premiums from general corporate assets or it may choose to pay such premiums from Trust assets; provided that, upon and following a Change in Control, the provisions of Section 11 hereof shall control. Beginning August 1, 2002, no additional premiums will be paid on a split-dollar life insurance basis with regard to Executive Officers; provided that, from and after such date, premiums on Policies will be paid in accordance with Addendum 1 to this Plan. The provisions of this Plan, however, shall continue to apply, without modification, to the Policies and premium payments made with respect to Executive Officers prior to such date.

         It is the Company's intention that the Company's financial obligation with respect to each Policy will be structured to be terminated upon the later of: (1) the Participant's fifteenth year of full participation in the Plan, as set forth in Section 5.4 herein; or (2) the Participant's attainment of age sixty-five, at which time the Policy is expected to have a cash surrender value sufficient, at least, to maintain the Policy in force at its level at such time.

4.4      Collateral Assignment of Policy. As security for the Participant's
         -------------------------------
         obligations under the Participation Agreement, each Participant shall assign to the Company, by Collateral Assignment, an interest in the cash value and Benefits of the Policy on such Participant's life. The Collateral Assignment of any Policy shall be in the form(s) approved, from time to time, by the Company in its sole discretion.

SECTION 5.        BENEFITS
                  --------

5.1      Level. Benefits, subject to the Collateral Assignment and, for
         -----
         individuals who become Eligible Employees on or after October 15, 1996, to the vesting schedule set forth in Section 5.2 below, shall be payable from the Policy. The amount of the Benefit provided under the Policy with respect to each Participant shall be determined in accordance with provisions of subsection 5.1(a) or 5.1(b) below, as applicable.

         (a)      Individuals who Become Participants after January 1, 2002. For
                  ---------------------------------------------------------
                  Eligible Employees who become Participants after January 1, 2002, the Benefit provided for under the Policy shall be an amount equal to a multiple of the Participant's Compensation depending on the Participant's officer category as set forth in the following table:

                   Participant's Officer Category                 Benefit
                   ------------------------------                 -------
                                A                          4 x Compensation
                                B                          3 x Compensation
                                C                          2 x Compensation

                  The determination of a Participant's officer category shall be made by the Company in its sole discretion using such factors as it may deem appropriate and all decisions of the Company shall be final and binding on all parties. Each Participant's Benefit amount shall be communicated to him upon his becoming a Participant hereunder, and shall be subject to change in accordance with the table set forth above in the event, and to the extent, that a Participant's officer category changes.

         (b) Individuals who Become Participants before January 1, 2002. For Eligible Employees who become Participants before
                  January 1, 2002, a determination will be made as to the vested portion of each such Participant's Benefit as of January 1, 2002. The Benefit which shall be available to such Participants hereunder shall be the greater of:
                  (i) such vested Benefit amount; or (ii) the Benefit provided for in the table set forth in subsection 5.1(a) above, provided that each such Participant shall be entitled to a Benefit of not less than 2 x Compensation. If, pursuant to the preceding sentence, a Participant is entitled to a Benefit greater than his vested Benefit as of January 1, 2002, he shall be required to vest in the difference between such vested Benefit and the Benefit to which he is entitled under the preceding sentence in accordance with the vesting schedule set forth in Section 5.2 below. Notwithstanding any other provision herein, an Early Termination shall not be deemed to have occurred merely because a Participant covered under this subsection 5.1(b) is not, as of January 1, 2002, designated as a category A, B or C officer or he ceases at any time thereafter to be so designated.

                  A Participant's Benefit shall not be decreased because of lower Compensation; provided that, the Company reserves the right to adjust the face amount of any Policy which cannot be issued by the Insurer under standard cost in the following manner: to the extent that the premium would exceed one hundred and fifty percent (150%) of the standard cost ("Premium Amount"), the Committee may reduce the face amount of coverage to the level such Premium Amount would purchase or in such other manner as the Committee deems appropriate.

5.2      Vesting. Individuals who become Eligible Employees on or after October
         -------
         15, 1996, shall not be immediately fully vested in the Benefit, but shall vest in the Benefit periodically over time based on the number of years of their participation in the Plan in accordance with the vesting schedule set forth below:

            Number of Full Years of    Percentage of Death Benefit of Policy
           Participation In the Plan       To Which Participant is Vested
           -------------------------       ------------------------------
               Under 2 Full Years                        0%
             Completion of 2 Years                      25%
             Completion of 3 Years                      50%
             Completion of 4 Years                      75%
             Completion of 5 Years                      100%


5.3      Company's Limited Obligation. The Company shall have no further
         ----------------------------
         obligation to provide Benefits other than to pay premiums under Section
         4.3 herein to maintain the Policy at the level set forth in Section 5.1 herein. Notwithstanding the foregoing, the Company shall not pay premiums on Policies for Executive Officers on a split-dollar basis from and after August 1, 2002. Premium payments on Policies for Executive Officers shall, from and after August 1, 2002, be made only in accordance with the provisions of Addendum 1 to this Plan. The Participant, other Owner, or, in the event of the Participant's death, the Beneficiary shall look solely to the Insurer and the Policy for payment of Benefits under the Plan.

5.4      Termination of Agreement. As set forth in the Participation Agreement,
         ------------------------
         the Agreement shall terminate on the earlier of (a) Early Termination,
         (b) death of the Participant, (c) the April 1 following the later of
         (i) obtaining age sixty-five or (ii) fifteen years of full participation in the Plan, or (d) termination of the Plan by the Board of Directors. Full participation in the Plan shall not include the period during which the Policy is a policy of term life insurance.

5.5      Distribution. If the Agreement terminates because of Early Termination,
         ------------
         the Participant will pay to the Company an amount equal to the lesser of (a) the total amount of premiums paid with respect to the vested portion of the Policy; or (b) the cash surrender value of the vested portion of the Policy. Upon receipt of this amount, the Company will release the Collateral Assignment with respect to the vested portion of the Policy. If the Policy is comprised of more than one life insurance policy, the Committee will determine in its sole discretion how and in which order such life insurance policies will vest. The Policy or the balance, if any, payable under the Policy will then be fully distributable according to the terms of the Policy.

         Notwithstanding anything herein seemingly to the contrary, in the event that the Participant retires under the Retirement Plan, ceases to be an Eligible Employee upon reaching age fifty-five and fifteen years of Accredited Service, or becomes eligible for benefits under the Disability Plan, such Participant will remain a Participant in the Plan until the Participation Agreement otherwise terminates. Retirement under the Retirement Plan, in general, is retirement upon obtaining age fifty-five and fifteen years of Accredited Service, if early, or upon obtaining age sixty-five.

         If the Agreement terminates because of reasons other than Early Termination, the Company will receive the total amount of premiums paid with respect to the Policy from the cash surrender value or, in the event of the Participant's death, the Company will receive the amount in excess of the level of the vested Benefits payable from the proceeds of the Policy. The Participant, if such amount is not paid directly to the Company by the Insurer, agrees, pursuant to the Participation Agreement, to reimburse the Company for such amount. Upon receipt of this amount, the Company will release the Collateral Assignment with respect to the Policy. The Policy or the balance, if any, payable under the Policy, or, in the event of the Participant's death, the level of the vested Benefits payable from the proceeds of the Policy will be fully distributable according to the terms of the Policy.

         Notwithstanding any other provision of this Plan or of any Agreement, upon a Change in Control, the provisions of Section 11 shall apply.

5.6      Tax Offset Payments. Upon reaching retirement, to the extent that a
         -------------------
         Participant may be deemed to realize gross income in any year for Federal income tax purposes on the economic benefit of the Policy on the Participant's life (or other applicable measures for income tax purposes), the Company, in the discretion of the Plan Administrator, may pay to each such Participant such amount as will fully compensate the Participant for all such taxes attributable to the receipt of such income and such payment in order to preserve for the Participant on an after-tax basis the full Benefits intended to be conferred by this Plan.

5.7      Claims.  All claims for Benefits shall be filed with the Insurer.
         ------

SECTION 6.        TRANSFERABILITY AND SPEND THRIFT PROVISION
                  ------------------------------------------

6.1      Nontransferability. Any assignment of the Policy by the Participant for
         ------------------
         estate planning, tax planning or other purposes shall be subject to the Collateral Assignment; and such Assignment shall so provide. Any rights to Benefits under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant, other Owner or the Beneficiary.

SECTION 7.        DESIGNATION OF BENEFICIARIES
                  ----------------------------

7.1      Specified Beneficiary. The Owner shall designate a Beneficiary or
         ---------------------
         Beneficiaries who, upon the Participant's death, are to receive, subject to the Collateral Assignment, the proceeds of the Policy. All Beneficiary designations shall be in writing and signed by the Owner, and shall be effective only if and when delivered to the Insurer during the lifetime of the Participant. The Owner may, from time to time during the Participant's lifetime, change the Beneficiary or Beneficiaries by a signed, written instrument delivered to the Insurer. The payment of amounts shall be in accordance with the last unrevoked written designation of the Beneficiary that has been signed and so delivered.

SECTION 8.        RIGHTS OF PARTICIPANTS
                  ----------------------

8.1      Employment. All Participants understand that they are employees at
         ----------
         will. Therefore, nothing in the Plan or Participation Agreement shall interfere with or limit in any way the right of the Company to terminate, for any or no reason, any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

8.2      Loans. Prior to the termination of the Participation Agreement, the
         -----
         Participant or other Owner shall not have the right to pledge the Policy as security for a loan or to obtain from the Insurer a loan against the cash surrender value of the Policy.

SECTION 9.        ADMINISTRATION
                  --------------

9.1      Administration. The Committee shall be responsible for the
         --------------
         administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan, shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall appoint a Plan Administrator to assist in carrying out the operations of the Plan.

SECTION 10.       RIGHTS OF COMPANY
                  -----------------

10.1     Amendment or Termination of the Plan. The Board of Directors may amend,
         ------------------------------------
         terminate, or suspend the Plan at any time. Any such amendment, termination, or suspension of the Plan shall be effective on such date as the Board of Directors may determine. An amendment or modification of the Plan may affect Participants at the time thereof as well as future Participants, but no amendment or modification of the Plan for any reason may diminish any Participant's Benefit as of the effective date thereof, including without limitation any of the provisions of
         Section 11.1 hereof. Upon Plan termination, all Participation Agreements shall terminate.

10.2     Loans. The Company shall have the right to obtain from the Insurer a
         -----
         loan against the cash surrender value of each Policy issued hereunder.

SECTION 11.       CHANGE IN CONTROL
                  -----------------

11.1     Funding of Vested Portion of Benefit Upon and Following Change in
         -----------------------------------------------------------------
         Control. Notwithstanding any other provision of this Plan or any
         -------
         Agreement seemingly to the contrary, in the event of a Change in
         Control: (i) the Company or its successor shall promptly, and in any event within thirty (30) days following such Change in Control, make an irrevocable contribution to the Trust in an amount determined by the Committee sufficient to fully pay from Trust assets, the premiums on the then vested portion of all Policies in the manner described in
         Section 4.3 hereof until such time as each Policy has a cash surrender value sufficient, at least, to continue to maintain the then vested portion of the Policies in force in an amount at least equal to the vested Benefit level as of the date of the Change in Control; and (ii) with respect to the vested portion of each Participant's Benefit as of the date of the Change in Control, no Agreement shall terminate by reason of Early Termination or the termination of this Plan, but each Agreement shall continue in effect until otherwise terminated upon the death of the Participant or the April 1 following the later of the Participant obtaining age sixty-five or fifteen years of full participation in the Plan and/or under the Agreement, it being the intent of this provision that, following a Change in Control, the vested portion of each Participant's Benefit shall be fully funded in the Trust and nonforfeitable. Thereafter, the Committee shall direct the Trustee to promptly pay the premiums on all Policies when and as they become due. At least annually prior to the premium due date of the Policies, the Committee shall evaluate the amount of assets held in the Trust and shall make additional irrevocable contributions to the Trust, in amounts determined by the Committee, such that, at all times, the Trust shall maintain assets which, at a minimum, shall be sufficient to pay the premiums on at least the vested portion of all Policies as of the date of the Change in Control until such time as each Policy has a cash surrender value sufficient, at least, to continue to maintain the Policies in force in an amount at least equal to the vested level as of the date of the Change in Control. Upon the occurrence of a Change in Control, each outstanding Agreement shall automatically, and without any action on the part of any party, be deemed to incorporate the provisions of this Section 11, and the provisions of this Section 11 shall control and take precedence over any contrary or seemingly conflicting provision (or absence of a provision) elsewhere in this Plan or in any Agreement.

SECTION 12.       REQUIREMENTS OF LAW
                  -------------------

12.1     Governing  Law. The Plan, and all agreements hereunder, shall be
         --------------
         construed in accordance with and governed by the laws of the State of Texas.


         EXECUTED effective as of December 31, 2003.

                               TXU CORP.


                                  By: /s/ Peter B. Tinkham
                                      -------------------------------
                                          Peter B. Tinkham, Secretary

                                   EXHIBIT "C"

                             PARTICIPATING EMPLOYERS

                TXU Corp. and each of its United States domestic
                           subsidiaries other than TXU
                  Communications Ventures Company ("Ventures")
                        and the subsidiaries of Ventures